UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 14, 2008

ARYX THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33782	77-0456039
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

6300 Dumbarton Circle Fremont, California		94555
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (510) 585-2200

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02.  Unregistered Sales of Equity Securities.

As previously disclosed on a Current Report on Form 8-K filed with the U.S. Securities Exchange Commission on November 12, 2008, ARYx Therapeutics, Inc. agreed to sell and issue, in a private placement, an aggregate of 9,649,545 shares of its common stock, par value $0.001 per share, and warrants to purchase an aggregate of 2,894,864 shares of its common stock pursuant to the terms of that certain securities purchase agreement, dated November 11, 2008, by and among ARYx and the institutional and other accredited investors that are parties thereto, filed as Exhibit 10.24 to said Current Report on Form 8-K. Pacific Growth Equities, LLC served as the placement agent for the private placement.

On November 14, 2008, ARYx issued an aggregate of 8,156,425 shares of common stock and warrants to purchase up to 2,446,928 shares of common stock for aggregate gross proceeds of approximately $18.25 million in the initial closing under the securities purchase agreement. The remaining 1,493,120 shares of common stock and warrants to purchase 447,936 shares of common stock sold in the private placement are to be issued at a second closing to occur on or before November 25, 2008 pursuant to the terms of the securities purchase agreement. As previously disclosed, the combined purchase price of each share of common stock and each warrant to purchase 0.30 of a share of common stock issued in the private placement is $2.2375. The warrants are exercisable for a term of five years from November 14, 2008 and have an exercise price of $2.64 per share. These securities were offered and sold without registration under the Securities Act of 1933, as amended, or state securities laws, in reliance on the exemptions provided by Section 4(2) of the Securities Act of 1933, as amended, and Regulation D promulgated thereunder and in reliance on similar exemptions under applicable state laws.

The foregoing description of the securities purchase agreement and the warrants does not purport to be a complete description of the material terms and rights and obligations of the parties thereunder and is qualified in its entirety by reference to the securities purchase agreement and form of warrant to purchase shares of common stock, which were filed as Exhibit 10.24 and Exhibit 4.10, respectively, to the Current Report on Form 8-K filed on November 12, 2008 and are incorporated by reference herein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:  November 14, 2008

ARYX THERAPEUTICS, INC.

By:	/s/ David Nagler
David Nagler
Vice President, Corporate Affairs and Secretary